Exhibit 5.1

DIANE D. DALMY

ATTORNEY AT LAW

2000 EAST 12TH AVENUE

SUITE 32/10B

DENVER, COLORADO 80206

303.985.9324 (telephone)

303.988.6954 (facsimile)

ddalmy@earthlink.net

February 27, 2014

Mr. Gunther Than

Chief Executive Office

View Systems Inc.

1550 Caton Center Drive

Suite E

Baltimore, Maryland 21227

Re:       View Systems Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as securities legal counsel for View Systems Inc., a Nevada corporation (the “Company”), in connection with the preparation of a registration statement on Form S-1, registration no. 333-169804 (the “Registration Statement”), filed with the Securities and Exchange Commission on January 10, 2014 and as subsequently amended, pursuant to the Securities Act of 1933, as amended (the “1933 Securities Act”). The Registration Statement includes a related prospectus relating to the registration of a best efforts offering of an aggregate of 100,000,000 shares of common stock of the Company (the “Common Stock”) under the 1933 Securities Act for resale at a per share price of $0.04 by the Company and to the registration of an aggregate 6,000,000 shares of common stock of the Company by those certain selling shareholders as named in the Registration Statement (collectively, the "Selling Shareholders").

In connection with this opinion, I have made such investigations and examined such records, including: (i) the Registration Statement; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Company’s Bylaws; (iv) certain records of the Company’s corporate proceedings, including such corporate minutes as I deemed necessary to the performance of my services and to give this opinion; and (v) such other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion.

View Systems Inc.

Page Two

February 27, 2014

I have examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records and other instruments as I have deemed necessary for the preparation of this opinion. In expressing this opinion I have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company.

In giving this opinion I have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; and (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents. In giving this opinion, I have relied only upon such documents.

On the basis of the foregoing, and in reliance thereon, I am of the opinion that the shares of Common Stock, when sold and issued by the Company as described in the Registration Statement and the related Prospectus, and the including receipt of the consideration therefore, will be validly issued, fully paid and non-assessable. I am further of the opinion that, based upon the foregoing, the shares of Common Stock held by the Selling Shareholder are validly issued, fully paid and non-assessable.

I am providing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act for filing as Exhibit 5 to the Registration Statement. The opinions herein are limited to the Federal laws of the United States of America and the law of the State of Nevada, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws. I do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption “Interests of Named Experts and Counsel”.

Sincerely,

/s/Diane D. Dalmy

Diane D. Dalmy